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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Selected Consolidated Financial Data", "Changes in Accountants" and "Experts" and to the use of our reports dated May 12, 2008, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Metastorm Inc. and subsidiaries for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland
May 12, 2008

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm